As filed with the Securities and Exchange Commission on  March 8, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0028718 (IRS Employer Identification No.)

6310 Town Square, Suite 400

Alpharetta, GA 30005

(Address of principal executive offices) (Zip Code)

___________________

ALIMERA SCIENCES, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

___________________

Richard S. Eiswirth, Jr.

President and Chief Executive Officer

6310 Town Square, Suite 400

Alpharetta, GA 30005

(Name and address of agent for service)

(678) 990-5740

(Telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert	Christopher S. Visick
DLA Piper LLP (US)	Vice President and General Counsel
51 John F. Kennedy Parkway, Suite 120	6310 Town Square, Suite 400
Short Hills, NJ 07078	Alpharetta, GA 30005
(973) 520-2550	(678) 990-5740

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

II-2

PART I

EXPLANATORY NOTE

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan are effective.

Except as set forth below, pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 relating to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan filed with the SEC on May 14, 2010 (File No. 333-166822), March 25, 2011 (File No. 333-173095), April 4, 2012 (File No. 333-180567), March 28, 2013 (File No. 333-187600), March 7, 2014 (File No. 333-194381), January 20, 2015 (File No. 333-201606), January 19, 2016 (File No. 333-209035), January 6, 2017 (File No. 333-215451), January 11, 2018, as amended by Post-Effective Amendment No. 1 on January 12, 2018 (File No. 333-222508), January 16, 2019 (File No. 333-229280), November 2, 2020 (File No. 333-249811), October 29, 2021 (File No. 333-260617),  March 23, 2022 (File No. 333-263787) and April 28, 2023 (File No. 333-271519) and the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on March 8, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description
4.1

Restated Certificate of Incorporation of Registrant, as amended on various dates (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed March 2, 2020, and incorporated herein by reference)

4.2	Certificate of Elimination of Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Form 8-K, as filed August 15, 2023, and incorporated herein by reference)
4.3	Certificate of Elimination of Series A Convertible Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Form 8-K, as filed March 27, 2023, and incorporated herein by reference)
4.4	Certificate of Elimination of Series C Convertible Preferred Stock (filed as Exhibit 3.3 to the Registrant’s Form 8-K, as filed March 27, 2023, and incorporated herein by reference)
4.5

Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed March 2, 2020, and incorporated herein by reference)

5.1*	Opinion and consent of DLA Piper LLP (US)
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1

2010 Employee Stock Purchase Plan (filed as Exhibit 10.10 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-162782), as filed April 6, 2010, and incorporated herein by reference)

99.2	Amendment No. 1 to 2010 Employee Stock Purchase Plan (filed as Exhibit 10.7.A to the Registrant’s Annual Report on Form 10-K, as filed March 13, 2015, and incorporated herein by reference)
99.3	Amendment No. 2 to 2010 Employee Stock Purchase Plan (filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8, as filed November 2, 2020, and incorporated herein by reference)
107*	Filing Fee Table

*  Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 8th day of March, 2024.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint Richard S. Eiswirth, Jr., Elliot Maltz,  and Christopher S. Visick, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2024
/s/ Elliot Maltz Elliot Maltz	Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2024
/s/ Ross DeMont Ross DeMont	Director	March 8, 2024
/s/ Michael Kaseta Michael Kaseta	Director	March 8, 2024
/s/ Adam Morgan Adam Morgan	Director	March 8, 2024
/s/ Erin Parsons Erin Parsons	Director	March 8, 2024
/s/ Margaret Pax Margaret Pax	Director	March 8, 2024
/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	March 8, 2024
/s/ John Snisarenko John Snisarenko	Director	March 8, 2024